SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        LITCHFIELD FINANCIAL CORPORATION
               (Exact name of issuer as specified in its charter)


                            Massachusetts 04-3023928
          (State of Incorporation) (IRS Employer Identification Number)

                     789 Main Road, Stamford, Vermont 05352
              (Address and Zip Code of Principal Executive Offices)

                        LITCHFIELD FINANCIAL CORPORATION

                1995 Stock Option Plan for Non-Employee Directors
                            (Full title of the Plan)

                         Richard A. Stratton, President
                        Litchfield Financial Corporation
                                  789 Main Road
                             Stamford, Vermont 05352
                                 (802) 694-1200

            (Name, address and telephone number of agent for service)


                                   Copy to:
                                Mary Ellen O'Mara
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110

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                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
      Title of                       Maximum       Maximum
      Securities      Amount         Offering      Aggregate     Amount of
      to be           to be          Price         Offering      Registration
      Registered     Registered (1)  Per Share     Price         Fee (2)

      Common         22,050 shares    $12.02    $  265,041
      Stock, par
      value $.01     44,100 shares    $14.50    $  639,450
      per share



TOTAL                66,150 shares              $  904,491           $ 311.89




                         (1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

                         (2) The registration fee has been calculated on the basis of the price at which the options may be exercised and, in the case where such price is not known, the average of the high and low prices of $15.00 and $14.00 on the Nasdaq National Market on September 3, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

        (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

   (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Prospectus referred to in (a) above.

   (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form S-1 (Registration No. 33-97414) filed by the Company with the Securities and Exchange Commission on October 18, 1995, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

   Inapplicable

Item 5.  Interests of Named Experts and Counsel

   The consolidated financial statements of Litchfield Financial Corporation incorporated by reference in Litchfield Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

   The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. Attorneys at Hutchins, Wheeler & Dittmar, A Professional Corporation, own or have the right to acquire an aggregate of 7,248 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

   Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

   "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

   No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

   The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

   Article 7 of the Amended and Restated By-Laws of the Company provides as follows:

   "Section 7.1  Definitions

   For purposes of this Article 7:

   (a) "Director/officer" means any person who is serving or has served as a Director, officer, employee or other agent of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

   (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

   (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

   Section 7.2  Right to Indemnification

   Except as  limited  by law or as  provided  in  Sections  7.3 and 7.4 of this
Article 7, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expenses incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

   Section 7.3  Indemnification not Available

   No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

   Section 7.4  Compromise or Settlement

   In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

   Section 7.5  Advances

   The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

   Section 7.6  Not Exclusive

   Nothing in this Article 7 shall limit any lawful rights to indemnification existing independently of this Article 7.

   Section 7.7  Insurance

   The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him against such Expense under this Article 7."

Item 7.            Exemption from Registration Claimed

                        Inapplicable

Item 8.  Exhibits

Number     Description

 4.1 Litchfield Financial Corporation 1995 Stock Option Plan for Non-Employee Directors

 5.1       Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1       Consent of Independent Public Accountants

23.2       Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
            (included in Exhibit 5.1).

Item 9.            Undertakings

        The undersigned Registrant hereby undertakes the following:

        (a)       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stamford, Vermont on September 4, 1996.

                                            LITCHFIELD FINANCIAL CORPORATION


                                            By:      s/ Richard A. Stratton
                                                  Richard A. Stratton
                                                  President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   Title                         Date

 s/  Richard A. Stratton      President, Chief               September 3, 1996
 Richard A. Stratton          Executive Officer,
                              and Director

 s/  Heather A. Sica          Executive Vice President,      September 3, 1996
 Heather A. Sica              Clerk, Treasurer,
                              and Director

s/  Ronald E. Rabidou         Chief Financial                September 3, 1996
Ronald E. Rabidou             Officer

s/  Donald R. Dion, Jr.       Director                       September 3, 1996
Donald R. Dion, Jr.

s/  David J. Ferrari          Director                       September 3, 1996
David J. Ferrari

s/  Gerald Segel              Director                       September 3, 1996
Gerald Segel

s/  John A. Costa             Director                       September 3, 1996
John A. Costa

s/  James Westra              Director                       September 3, 1996
James Westra